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                                                                   EXHIBIT 23.2


                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement Form S-3 and related Prospectus of Platinum Software Corporation for the registration of 450,935 shares of its common stock and to the incorporation by reference therein of our report dated July 29, 1997, with respect to the consolidated financial statements and schedule of Platinum Software Corporation included in its Annual Report on Form 10-K for the year ended June 30, 1997, filed with the Securities and Exchange Commission.


                                        ERNST & YOUNG LLP

Orange County, California
October 9, 1997